                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                         EMPHESYS FINANCIAL GROUP, INC.

                                       AT

                              $37.50 NET PER SHARE

                                       BY

                                   HEW, INC.

                          A WHOLLY OWNED SUBSIDIARY OF

                                  HUMANA INC.

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 15, 1995,
                         UNLESS THE OFFER IS EXTENDED.

                                                                 August 16, 1995

To Participants in the Automatic Dividend Reinvestment and Common Stock Purchase Plan of EMPHESYS Financial Group, Inc.:

     Enclosed for your consideration are the Offer to Purchase, dated August 16, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to an offer by HEW, Inc., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of Humana Inc., a Delaware corporation (the "Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares") of EMPHESYS Financial Group, Inc., a Delaware corporation (the "Company"), at a purchase price of $37.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of August 9, 1995, among the Parent, the Offeror and the Company (the "Merger Agreement").

     OUR NOMINEE IS THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT AS A PARTICIPANT IN THE COMPANY'S AUTOMATIC DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN (THE "PLAN"). A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US THROUGH OUR NOMINEE AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD IN YOUR PLAN ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us instruct our nominee to tender any or all of the Shares held in your Plan account, upon the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $37.50 per Share, net to you in cash without interest.

          2. The Offer is being made for all of the outstanding Shares.

          3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, September 15, 1995, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, (i) there being validly tendered prior to the expiration of the Offer and not withdrawn a number of Shares which would constitute at least a majority of the outstanding Shares on a fully diluted basis and (ii) the Office of the Commissioner of Insurance of the State of Wisconsin and the Department of Corporations of California having issued final orders approving, exempting or otherwise authorizing consummation of the merger contemplated by the Merger Agreement and all other transactions contemplated by the Merger Agreement as may require such authorization (provided any such order does not impose terms or conditions that materially and adversely affect the economic benefits of the transactions contemplated by the Merger Agreement). The Offer is also subject to the other terms and conditions contained in the Offer to Purchase. The Merger Agreement and the Offer may be terminated by the Offeror and the Parent if, among other things, the Company does not attain certain percentages of specified financial and operational targets.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

     If you wish to have us tender any or all of the Shares held in your Plan account, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US NO LATER THAN 5:00 P.M., WISCONSIN TIME, ON SEPTEMBER 14, 1995, TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. In any jurisdiction where the securities, blue sky, or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by Smith Barney Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                          Very truly yours,

                                          Firstar Trust Company
                                          as Agent

 -------------------------------------------------------------------------------------------------------------------------------
                                              PAYOR'S NAME: FIRSTAR TRUST COMPANY
 -------------------------------------------------------------------------------------------------------------------------------
 SUBSTITUTE                        PART I -- PLEASE PROVIDE YOUR TIN IN THE BOX AT THE     PART III -- Social Security Number or
 FORM W-9                          RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.             Employer Identification Number
                                                                                            ----------------------------------
                                                                                           (If awaiting TIN write "Applied For")
                                  ----------------------------------------------------------------------------------------------

                                   PART II -- For Payees exempt from backup withholding, see the enclosed Guidelines for
                                   Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein.
 DEPARTMENT OF THE TREASURY,       Certification -- Under penalties of perjury, I certify that:
 INTERNAL REVENUE SERVICE          (1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me); and
 PAYOR'S REQUEST FOR TAXPAYER      (2) I am not subject to backup withholding either because I have not been notified by the
 IDENTIFICATION NUMBER ("TIN")     Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
                                   CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see the instructions in the enclosed Guidelines.)
                                  ----------------------------------------------------------------------------------------------
                                    SIGNATURE:                                                         DATE:
------------------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN
      BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

        YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING YOUR
        TIN.

 ------------------------------------------------------------------------------------------------------
                        CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
     I certify under penalties of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security
  Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 31% of all payments pursuant to the
  Offer made to me thereafter will be withheld until I provide a number.
  Signature:                                                                       Date:
-------------------------------------------------------------------------------------------------------

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                         EMPHESYS FINANCIAL GROUP, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 16, 1995 (the "Offer to Purchase"), and the Letter of Transmittal (such documents together constitute the "Offer"), in connection with the offer by HEW, Inc., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of Humana Inc., a Delaware Corporation (the "Parent"), to purchase all the shares of Common Stock, $0.01 par value per share (the "Shares") of EMPHESYS Financial Group, Inc. (the "Company"). The undersigned understand(s) that the Offer applies to Shares allocated to the account of the undersigned in the Company's Automatic Dividend Reinvestment and Common Stock Purchase Plan (the "Plan").

     This will instruct you, as Agent for the Plan, to instruct your nominee to tender the number of Shares indicated below (or, if no number is indicated below, all Shares that are held for the Plan account of the undersigned), upon the terms and subject to the conditions set forth in the Offer.

       NUMBER OF SHARES
       TO BE TENDERED:                              SIGN HERE
------------------------------    ---------------------------------------------

------------------------------    ---------------------------------------------
           SHARES*
                                  ---------------------------------------------
           Account:                                                Signature(s)

 Dated:               , 1995      ---------------------------------------------
                                  ---------------------------------------------
                                                   Please type or print name(s)

                                  ---------------------------------------------

                                  ---------------------------------------------
                                                   Please type or print address

                                  ---------------------------------------------
                                                 Area Code and Telephone Number

                                  ---------------------------------------------
                                                     Taxpayer Identification or
                                                         Social Security Number

---------------
* Unless otherwise indicated, it will be assumed that all Shares in your Plan account are to be tendered, including any additional Shares credited to your account through the Expiration Date (as defined in the Offer to Purchase).